EXHIBIT 99.3


                        MICRO COMPONENT TECHNOLOGY, INC.
                                      PROXY
                          ANNUAL STOCKHOLDERS' MEETING

                           __________________, ______

         The undersigned stockholder of Micro Component Technology, Inc. ("MCT"), does hereby constitute and appoint Roger Gower, President and Chief Executive Officer, and Jeffrey Mathiesen, Vice President and Chief Financial Officer, as his or her proxy, with full power of substitution, to attend the Annual Meeting of the Stockholders of MCT to be held at 9:00 a.m. on __________, ______________, at the Marquette Hotel, Minnesota River Room, 710 Marquette Avenue, Minneapolis, Minnesota, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all stock of MCT held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below. The undersigned hereby revokes any other proxy previously given by him or her.

1.       ELECTION OF DIRECTORS:         FOR all nominees listed below (except as
                                        specified to the contrary below).

                                        AGAINST all nominees listed below.

         Roger E. Gower, D. James Guzy, Donald J. Kramer, David M. Sugishita, Donald R. VanLuvanee, Patrick Verderico.

         To withhold authority to vote for any individual nominee, write that nominee's name here:

         _________________________________________________________.

2. To consider and vote on a proposal to approve and adopt the merger agreement among Aseco Corporation, Micro Component Technology, Inc. and MCT Acquisition, Inc., a wholly owned subsidiary of MCT. Under the terms of the merger, Aseco will become a subsidiary of MCT.

         [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

3. To approve an amendment to the Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 1,250,000 shares to 1,500,000 shares, or, if the merger is approved, to increase the number to 2,300,000 shares.

         [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

4. In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

                                            Date: _________________, _____.
                                            Please date and sign above exactly
                                            as name appears at the left,
                                            indicating, where appropriate,
                                            official capacity. If stock is held
                                            in joint tenancy, each joint owner
                                            must sign.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please Note: Any shares of stock of MCT held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of MCT are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.